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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: June 3, 1999                      Commission file number: 1-5805


                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                            13-2624428
(State or other jurisdiction                              (I.R.S. Employer
     of incorporation)                                    Identification No.)


    270 Park Avenue, New York, NY                                10017
(Address of principal executive offices)                       (Zip Code)


      (Registrant's telephone number, including area code): (212) 270-6000
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Item 5. Other Events

     On June 3, 1999, management of Chase Capital Partners ("CCP"), the equity-investment business of The Chase Manhattan Corporation ("Chase"), discussed certain investments held in CCP's portfolio, including StarMedia Network, Inc. ("StarMedia"), a Latin American internet-network company that went public on May 26, 1999. Management said that gains from CCP's investment in StarMedia could approximate $240 million in the 1999 second quarter, assuming StarMedia's trading price of approximately $48 per share at June 2, 1999 was maintained over the remainder of the quarter. Each $10 change in StarMedia's stock price would impact Chase's reported private equity gains by approximately $60 million.

     As a result of this and other investments in CCP's portfolio, Chase's private equity gains for the 1999 second quarter could be substantially higher than the gains of $325 million reported for the 1999 first quarter. Chase's accounting policies provide that marketable securities holdings are marked-to-market at the public market price, less a liquidity discount. Accordingly, Chase's private equity gains for the 1999 second quarter will fluctuate in response to changes in market prices, particularly those of StarMedia and other internet stocks held in CCP's portfolio.

     The above contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and Chase's actual results may differ materially from those indicated in such forward looking statements. Reference is made to Chase's reports filed with the Securities and Exchange Commission, in particular Chase's Annual Report on Form 10-K for the year ended December
31, 1998, for a discussion of factors that may cause those differences to occur.
















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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE CHASE MANHATTAN CORPORATION
                                                          (Registrant)

Dated: June 3, 1999                           By: /s/ Dina Dublon
-------------------                               ---------------------------
                                                      Dina Dublon
                                                      Chief Financial Officer

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